UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2010

Regal Beloit Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511-6254

(Address of principal executive offices, including zip code)

(608) 364-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2010, Regal Beloit Corporation (the “Company”) entered into an Asset and Stock Purchase Agreement (the “Purchase Agreement”) with A. O. Smith Corporation (“AO Smith”), pursuant to which the Company will acquire the Electrical Products Company of AO Smith for total consideration of approximately $875 million, including $700 million in cash, subject to a customary working capital adjustment, and approximately $175 million in shares of the Company’s common stock (2,834,026 shares).

The Purchase Agreement includes customary representations, warranties and covenants by the respective parties. Completion of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions for transactions of this type, including, among others: (1) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Mexican Federal Economic Competition Law, (2) the absence of a material adverse change in the business being acquired, (3) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the parties in the Purchase Agreement and (4) compliance by the parties with their respective obligations under the Purchase Agreement. The Purchase Agreement also contains certain customary termination rights for each of the Company and AO Smith if any of the conditions to closing have not been satisfied. In addition, the Purchase Agreement provides for customary indemnification rights with respect to a breach of a representation, warranty or covenant by either party, and specified assumed and excluded liabilities. The Company intends to finance the acquisition by using available cash-on-hand and drawing from its current credit facility.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement filed as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

(2.1)	Asset and Stock Purchase Agreement, dated as of December 12, 2010, by and between Regal Beloit Corporation and A. O. Smith Corporation. [Schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: December 15, 2010	By:	/s/ Peter C. Underwood
Peter C. Underwood
Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated December 12, 2010

Exhibit Number

(2.1)	Asset and Stock Purchase Agreement, dated as of December 12, 2010, by and between Regal Beloit Corporation and A. O. Smith Corporation. [Schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.]